UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On December 1, 2004, TECO Energy, Inc.’s subsidiaries entered into an agreement to sell Frontera Generation Limited Partnership, the owner of the Frontera Power Station in Texas, for $134 million to a subsidiary of Centrica plc. The Frontera Power Station is a 477-megawatt natural gas fired, combined-cycle merchant power plant located near McAllen, Texas, operating in the Electric Reliability Council of Texas (ERCOT) market. The sale is expected to close by the end of 2004, subject to certain regulatory approvals. See the press release dated December 2, 2004, which is attached as Exhibit 99.1, for additional information. A brief description of the material terms of the Purchase Agreement follows.

The Purchase Agreement provides for Centrica plc, through its affiliates, Frontera Generation GP, Inc. (“Frontera GP”) and Centrica US Holdings Inc. (“Centrica US”), to acquire all of the partnership interests in Frontera Generation Limited Partnership (“Frontera”) indirectly owned by TECO Energy, Inc. through its affiliates, TPS Tejas GP, LLC and TPS Tejas LP, LLC. Frontera GP will acquire a 1% general partnership interest in Frontera, and Centrica US will acquire a 99% limited partnership interest in Frontera.

The purchase price of $134 million is subject to customary adjustments for working capital and inventory. Sellers have the opportunity to receive an Annual Earnout Payment if Frontera is the successful bidder and enters in to a Reliability Must Run Contract with ERCOT. For a period of three years, Sellers will be entitled to 50% of the payments Frontera receives under the ERCOT contract after certain deductions reflecting risk of operation and contract performance as the Annual Earnout Payment.

The Purchase Agreement contains customary representations, warranties, covenants and closing conditions found in similar transactions. The closing conditions include expiration of the Hart-Scott-Rodino Act waiting period and successful achievement by the Frontera Power Station of prescribed performance tests. The Purchase Agreement also contains indemnification provisions subject to specified limitations as to time and amount. The Purchase Agreement terminates automatically if the transaction is not completed by March 31, 2005.

Section 2 – Financial Information

Item 2.05: Costs Associated with Exit or Disposal Activities

On Nov. 29, 2004, a committee of TECO Energy’s Board of Directors authorized the transaction described in Item 1.01, and thereby committed the Company to a plan to dispose of Frontera Generation Limited Partnership, the owner of the Frontera Power Station. The information in Item 1.01 with respect to the Purchase Agreement entered into for the sale of Frontera Generation Limited Partnership is hereby incorporated by reference. A pre-tax impairment charge of $45 million ($28 million after-tax) has been estimated in accordance with Financial Accounting Standards Board Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (FAS 144) as the difference between the carrying value of the business to be sold and the respective estimated fair value of the business based on the terms of the Purchase Agreement, and is being recorded in the fourth quarter of 2004.

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Item 2.06: Material Impairments

The information in Items 1.01 and 2.05 with respect to the Purchase Agreement and the estimated pre-tax impairment charge of $45 million ($28 million after-tax) is hereby incorporated by reference. As noted above, the impairment charge being recorded in the fourth quarter of 2004 has been estimated in accordance with FAS 144 as the difference between the carrying value of the business to be sold and the respective estimated fair value of that business based on the terms of the Purchase Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated December 2, 2004 announcing that subsidiaries of TECO Energy, Inc. have signed an agreement to sell Frontera Generation Limited Partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2004	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release dated December 2, 2004 announcing that subsidiaries of TECO Energy, Inc. have signed an agreement to sell Frontera Generation Limited Partnership.

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